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                                                                    EXHIBIT 2.01

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of January 16, 1998 (this "Agreement"), is entered into by and among Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent") and Station Casinos, Inc., a Nevada corporation (the "Company") (Crescent and the Company being hereinafter collectively referred to as the "Constituent Entities").

                                   WITNESSETH:

         WHEREAS, Crescent and the Company contemplate the merger of the Company with and into Crescent (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, $.01 par value, of the Company ("Company Common Stock"), not owned by Crescent, the Company or their respective wholly owned subsidiaries will be converted into common shares of beneficial interest, par value $.01 per share, of Crescent ("Common Shares");

         WHEREAS, the Board of Trust Managers of Crescent and the Board of Directors of the Company each has determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interest of their respective shareholders or stockholders, as the case may be; and

         WHEREAS, the parties to this Agreement intend that the Merger shall be treated as a nontaxable merger of the Company with and into Crescent;

         NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows.


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Nevada Revised Statutes chapters 78 and 92A, collectively known as the Nevada General Corporation Law, as amended (the "NGCL") and Sections 23.10 through 23.60 of the Texas Real Estate Investment Trust Act, as amended (the "REIT Act"), the Company shall be merged with and into Crescent as of the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of the Company shall cease and Crescent shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the NGCL and the REIT Act.

         To facilitate the combination of the businesses of the Company and Crescent, the parties to this Agreement will (i) reincorporate the Company in any other state that would permit the merger of the Company with and into Crescent and, at the request of either party

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to this Agreement, each of the reincorporation of the Company and the merger of the Company with and into Crescent will be authorized by separate vote of the Company's stockholders with respect to each of such reincorporation and the merger, or (ii) merge the Company with and into a wholly owned subsidiary of Crescent.

         Section 1.2 Effective Time. As soon as practicable after all of the conditions set forth in Article VI have been satisfied or waived, but not more than 30 days prior to the contemplated date of Closing (as hereinafter defined) pursuant to Section 1.15, Articles of Merger (the "Articles of Merger") shall be duly prepared and executed by Crescent and the Company and delivered to the Secretary of State of the State of Nevada and the County Clerk of Tarrant County, Texas, for filing. The Merger shall become effective when the Articles of Merger, executed in accordance with the relevant provisions of the NGCL and the REIT Act, are filed with the Secretary of State of the State of Nevada and the County Clerk of Tarrant County, Texas; provided, however, that, upon mutual consent of the Constituent Entities, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Articles of Merger are accepted for record in Nevada and in Texas or such later time established by the Articles of Merger.

         Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NGCL and in Section 23.60 of the REIT Act.

         Section 1.4 Declaration of Trust and Bylaws; Trust Managers.

         (a) At the Effective Time, the Declaration of Trust of Crescent, as in effect immediately prior to the Effective Time, shall be the Declaration of Trust of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Crescent, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Entity until thereafter changed or amended as provided therein or in the Declaration of Trust.

         (b) The trust managers of Crescent at the Effective Time shall be the trust managers of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (c) Crescent shall use all reasonable efforts to cause the Board of Trust Managers of Crescent to be increased in size, effective at the Effective Time, by two members, with such new members being Mr. Frank J. Fertitta III and Mr. Lorenzo J. Fertitta.

         Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Crescent, the Company or the holders of any securities of the Constituent Entities:


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              (a) (i) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock (including restricted shares of Company Common Stock issued under the Company Plans (as defined below)) issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(d)) together with the associated Right shall as of the Effective Time be converted into the right to receive the number of validly issued, fully paid and nonassessable Common Shares equal to the Exchange Ratio (as defined below). All such shares of Company Common Stock (and the associated Rights), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive (A) any dividends and other distributions in accordance with Section 1.7, (B) certificates representing the Common Shares into which such shares (and the associated Rights) are converted and (C) any cash, without interest, in lieu of fractional Common Shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with Sections 1.6 and 1.8.

              (ii) The Exchange Ratio shall be .466.

              (b) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of the Company's $3.50 Convertible Preferred Stock (the "Convertible Preferred Stock") issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be converted into the right to receive one validly issued, fully paid and nonassessable $3.50 Convertible Preferred Share of Crescent (the "Crescent Convertible Preferred Shares") having the terms required in Section 7(h) of the Certificate of Resolutions Establishing Designation, Preferences and Rights of $3.50 Convertible Preferred Stock of the Company dated March 25, 1996 (the "Certificate of Designation"). All such shares of Convertible Preferred Stock, when so converted into Crescent Convertible Preferred Shares, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares of Convertible Preferred Stock shall cease to have any rights with respect thereto, except the right to receive (A) any dividends and other distributions in accordance with Section 1.7 and (B) certificates representing the Crescent Convertible Preferred Shares into which such shares of Convertible Preferred Stock are converted to be issued in consideration therefor upon the surrender of such Certificate in accordance with Section 1.6.

              (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of the Company's Redeemable Preferred Stock (as hereinafter defined) issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be canceled and no cash, capital stock of Crescent or other consideration shall be delivered in exchange therefor.

              (d) All shares of Company Common Stock that are held in the treasury of the Company and shares of Company Common Stock owned by Crescent (together, in


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         each case, with the associated Right (as defined in Section 3.2))
         shall be canceled and no cash, capital stock of Crescent or other consideration shall be delivered in exchange therefor. All shares of Company Common Stock that are held by any wholly owned Subsidiary (as defined in Section 2.1) of the Company or Crescent (together, in each case, with the associated Right (as defined in Section 3.2)) shall be converted into validly issued, fully paid and nonassessable Common Shares, par value $.01 per share, of the Surviving Entity.

         Section 1.6 Crescent to Make Certificates Available.

         (a) Exchange of Certificates. Crescent shall authorize BankBoston, N.A. (or such other person or persons as shall be acceptable to Crescent and the Company) to act as the Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Crescent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock and Convertible Preferred Stock converted in the Merger, certificates representing the Common Shares or Crescent Convertible Preferred Shares, as the case may be, issuable in exchange for outstanding shares of Company Common Stock or Convertible Preferred Stock, as the case may be, cash required to make payments in lieu of any fractional shares pursuant to Section 1.8 and cash or other property to pay or make any dividends or distributions pursuant to Section 1.7 (such cash and Common Shares or Crescent Convertible Preferred Shares, as the case may be, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Crescent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Crescent. The Exchange Agent shall deliver the Common Shares and the Crescent Convertible Preferred Shares contemplated to be issued and cash or other property distributable pursuant to Section 1.7 out of the Exchange Fund.

         (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Convertible Preferred Stock, as the case may be, converted in the Merger (the "Certificates"), a letter of transmittal in form reasonably acceptable to the Company (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Common Shares or Crescent Convertible Preferred Shares, as the case may be, and cash or other property distributable pursuant to Sections 1.7 and 1.8). Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Common Shares or Crescent Convertible Preferred Shares and cash into which the Company Common Stock (and the associated Rights) or the Convertible Preferred Stock, as the case may be, represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional Common Shares in accordance with Section 1.8 and any dividends or other


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distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

         Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on the Common Shares or Crescent Convertible Preferred Shares, as the case may be, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Common Shares or Crescent Convertible Preferred Shares, as the case may be, until such person surrenders the related Certificate or Certificates, as provided in Section 1.6, and no cash payment pursuant to
Section 1.8 will be paid to any such person until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Common Shares or Crescent Convertible Preferred Shares, as the case may be:
(i) at the time of such surrender or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions theretofore paid with respect to the Common Shares or Crescent Convertible Preferred Shares, as the case may be, represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions payable with respect to such Common Shares or Crescent Convertible Preferred Shares, as the case may be, and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable pursuant to Section 1.8 to which such holder is entitled pursuant to
Section 1.8. In no event shall the person entitled to receive such dividends or other distributions or cash be entitled to receive interest on such dividends or other distributions or cash. If any certificate representing Common Shares or Crescent Convertible Preferred Shares, as the case may be, or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Common Shares or Crescent Convertible Preferred Shares, as the case may be, in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Crescent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Convertible Preferred Stock, as the case may be, such amounts as Crescent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Crescent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Convertible Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by Crescent or the Exchange Agent.


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         Section 1.8 No Fractional Securities. No certificates or scrip representing fractional Common Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Crescent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Crescent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a Common Share upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount of cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Market Price of a Common Share on the second NYSE trading day prior to the Company Stockholder Meeting (as defined in Section 5.1) by (ii) the fractional interest to which such holder would otherwise be entitled. The "Market Price" of a Common Share or a share of Company Common Stock, as applicable, on any date means the average of the daily closing prices per Common Share (or share of Company Common Stock, as applicable) as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by the Company and Crescent) for the 20 consecutive NYSE trading days (the "Averaging Period") immediately preceding such date. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent shall so notify Crescent, and Crescent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.6, Section 1.7 and this Section 1.8. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Company stockholder shall be aggregated, and no such Company stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Common Share with respect to such Certificates surrendered.

         Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for one year after the Effective Time shall be delivered to Crescent and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Crescent for payment of their claim for Common Shares, any cash payable pursuant to Section 1.8 and any dividends or distributions with respect to Common Shares. Crescent shall not be liable to any former holder of Company Common Stock for any such Common Shares, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 1.10 Adjustment of Exchange Ratio. In the event that, prior to the Effective Time, Crescent effects any reclassification, stock split or stock dividend or other distribution of rights, assets or securities with respect to Common Shares, any change or conversion of Common Shares into other securities or any other dividend or distribution with respect to the Common Shares, other than:

         (a) any extraordinary dividend paid or to be paid by Crescent which Crescent reasonably determines is or are in the aggregate sufficient, when considered together with all


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dividends anticipated to be paid within the tax year including the Effective
Time, to equal all anticipated current and accumulated earnings and profits for such tax year of the Company and Crescent, in which case, Crescent shall give prior written notice to the Company which shall contain the basis for, and computations and calculations of, the extraordinary dividend; or

         (b) distributions in the aggregate not to exceed the greater of (i) the amount of any quarterly dividend that may be paid by Crescent in the ordinary course, including customary increases thereof, and (ii) distributions of "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid, then appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

         Section 1.11 No Further Ownership Rights in Company Capital Stock. All Common Shares or Crescent Convertible Preferred Shares, as the case may be, and cash issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other property paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock (and associated Rights) or Convertible Preferred Stock, as the case may be, represented by such Certificates subject, however, to the Surviving Entity's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock or Convertible Preferred Stock, as the case may be, prior to the date of this Agreement and which remain unpaid at the Effective Time.

         Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Exchange Agent or Crescent, such Certificates shall be canceled and exchanged as provided in this Article I.

         Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Crescent or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Crescent or the Exchange Agent may direct (but consistent with the practices Crescent applies to its own shareholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Common Shares, any cash payable pursuant to Section
1.8 to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.


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

         Section 1.14 Further Assurances. Each party hereto will, prior to the Effective Time, execute such further deeds, bills of sale, assignments or assurances or any other acts or things as are reasonably requested by the other to consummate the Merger, to vest the Surviving Entity with full title to all assets, properties, privileges, rights, approvals and franchises of either of the Constituent Entities or to effect the other purposes of this Agreement. If at any time after the Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Entities, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers or trustees or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Entities, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Entity, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Entity's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Entity and otherwise to carry out the purposes of this Agreement.

         Section 1.15 Closing. The closing of the Merger (the "Closing") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Shaw Pittman Potts & Trowbridge, 2300 N Street N.W., Washington, D.C. 20037, at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) shall be within the first 15 days of the calendar quarter following the calendar quarter in which the last of the conditions set forth in
Article VI shall have been fulfilled or waived, or at such other time and place as Crescent and the Company shall agree.


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF CRESCENT

         Crescent represents and warrants to the Company as follows:

         Section 2.1 Organization, Standing and Power. Crescent has been formed as a real estate investment trust under the laws of the State of Texas in accordance with the REIT Act. The County Clerk of Tarrant County, Texas, has certified in writing that the Restated Declaration of Trust of the Company (the "Declaration of Trust") is recorded in Volume 12645, beginning at Page 1811, in the records of the County Clerk. The Declaration of Trust is in effect, and no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced. The Company has power and authority under its Declaration of Trust, Amended and Restated Bylaws, as amended (the "Crescent Bylaws") and the REIT Act to own, lease and operate its properties and to conduct the business in which it is engaged. Each Subsidiary of Crescent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now


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

being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect (as hereinafter defined) on Crescent. Crescent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent.

         For all purposes of this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Crescent or the Company, as the case may be, means such state of facts, event, change or effect which has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations or financial condition of Crescent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however that a "Material Adverse Effect" shall not include any state of facts, event, change or effect (i) disclosed on or prior to the date of this Agreement in (a) any of the Company SEC Documents (as hereinafter defined) or the Crescent SEC Documents (as hereinafter defined), other than as disclosed in any forward looking statement disclaimer or general or economic risk factors contained in such Crescent SEC Documents or Company SEC Documents, (b) in this Agreement, or (c) in any schedule, exhibit or related document furnished to the other party in connection herewith, (ii) generally affecting companies in the industries in which the Company or Crescent operates or (iii) relating to Missouri gaming laws, regulations and licenses to the extent that they affect the Company's property or operations in Kansas City, Missouri. For all purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Crescent or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity or (ii) is a general partner, trustee or other entity performing similar functions. Any reference in this Agreement to disclosure letters shall be deemed to include matters described in the Crescent SEC Documents or the Company SEC Documents, provided, however, that Crescent and the Company shall use their reasonable best efforts to include in any disclosure letter relevant matters described in the Crescent SEC Documents or the Company SEC Documents, respectively.

         Section 2.2 Capital Structure. At the date hereof, the authorized capital stock of Crescent solely consists of 250,000,000 Common Shares, 250,000,000 excess shares issuable in exchange for Common Shares ("Excess Common Shares"), 100,000,000 preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), and 100,000,000 excess shares issuable in exchange for Preferred Shares ("Excess Preferred Shares"). At the close of business on January 16, 1998, 118,151,909 Common Shares were issued and outstanding. At the close of business on January 16, 1998, Crescent had no shares reserved for issuance, except (i) 12,620,870 Common Shares reserved for issuance upon the exchange of 6,310,435 units of


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

ownership interest (the "Units") of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), (ii) 15,704,163 Common Shares reserved for issuance pursuant to the 1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan, the Second Amended and Restated 1995 Crescent Real Estate Equities Company Stock Incentive Plan, the 1995 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan and the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan (collectively with the Crescent Real Estate Equities, Ltd. 401(k) Plan, as amended, the "Crescent Stock Plans"), (iii) the possible issuance of up to 664,294 Common Shares upon the exchange of a portion of a partnership interest in Desert Mountain Properties Limited Partnership, and (iv) an outstanding option to acquire 217,530 Common Shares. Except as set forth above, at the close of business on January 16, 1998, no shares of capital stock or other voting securities of Crescent were issued, reserved for issuance or outstanding. All the outstanding Common Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All Common Shares issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except as identified in this paragraph and except for (a) this Agreement, (b) stock options issued and unexercised pursuant to the Crescent Stock Plans covering not in excess of 8,938,000 Common Shares (collectively, the "Crescent Stock Options"), (c) 12,620,870 Common Shares issuable upon the exchange of 6,310,435 Units, (d) Common Shares issuable pursuant to the Forward Stock Purchase Contract agreement dated as of August 12, 1997 (the "UBS Forward Purchase Contract") with an affiliate of Union Bank of Switzerland, and (e) Common Shares issuable pursuant to the Swap Agreement dated as of December 12, 1997 (the "Merrill Lynch Swap Agreement") with an affiliate of Merrill Lynch & Co., Inc., there are no options, warrants, calls, rights or agreements to which Crescent or any of its Subsidiaries is a party or by which any of them is bound obligating Crescent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Crescent or any of its Subsidiaries or obligating Crescent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of Crescent that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Crescent SEC Documents (as defined in Section 2.5) filed prior to the date of this Agreement, each such share that is owned by Crescent or another Subsidiary of Crescent, is owned free and clear of all security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (each, a "Lien"). As of the date of this Agreement, none of Crescent or any Subsidiary has outstanding any bonds, debentures, notes or other indebtedness of Crescent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Crescent may vote. As of the date of this Agreement, there are no outstanding contractual obligations of Crescent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Crescent or any of its Subsidiaries, except those pursuant to the UBS Forward Purchase Agreement and the Merrill Lynch Swap Agreement. Exhibit 21 to the Annual Report on Form 10-K of Crescent for the year ended December 31, 1996 (the "Crescent Annual Report"), as filed with the Securities and Exchange Commission (the "SEC"), is a true, accurate and correct statement in all material respects of all the information that was required to be set forth therein by the rules and regulations of the SEC.

         Section 2.3 Authority. The Board of Trust Managers of Crescent has approved and adopted this Agreement, and (i) has authorized the filing of a registration statement on Form S-4 with the SEC by Crescent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the Common Shares to be issued in connection with the Merger as contemplated by this Agreement (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement"), and (ii) has authorized the purchase of Redeemable Preferred Stock of the Company in an amount not to exceed $115,000,000. Crescent has all requisite power and authority to enter into this Agreement and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Crescent and the consummation by Crescent of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Crescent. This Agreement has been duly executed and delivered by Crescent and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) constitutes the valid and binding obligation of Crescent enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.4 have been obtained and all filings and obligations described in this Section
2.4 have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien upon any of the properties, assets or operations of Crescent or any of its Subsidiaries under, any provision of (i) the Declaration of Trust or Crescent Bylaws, as applicable,
(ii) any provision of the comparable charter or organizational documents of any Subsidiary of Crescent, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Crescent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Crescent or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Crescent, materially impair the ability of Crescent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Crescent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Crescent or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), including, but not limited to, the filing of any registration statements on Forms S-4 and S-8, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and with the County Clerk of Tarrant County, Texas and appropriate documents with the relevant authorities of other states in which Crescent or any of its Subsidiaries are qualified to do business, (iii) such filings and consents as may be required under any environmental, health or public or work safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of, or filings with, state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (vi) as may be required under foreign laws, (vii) filings with and approvals by any regulatory authority with jurisdiction over the Company's gaming operations required under any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming and/or liquor activities and operations of the Company, including the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Missouri Gaming Law and the Missouri Riverboat Gambling Act and the respective rules and regulations promulgated thereunder, and the Louisiana Video Draw Poker Devices Control Act and the rules and regulations promulgated thereunder (collectively, the "Gaming Laws"), (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets, and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Crescent, materially impair the ability of Crescent to perform its respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 2.5 SEC Documents and Other Reports. Crescent has filed all required documents with the SEC since January 1, 1996 (together with all other filings by Crescent with the SEC since January 1, 1996, the "Crescent SEC Documents"). As of their respective dates, the Crescent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Crescent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Crescent included in the Crescent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the period involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of Crescent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Crescent SEC Documents or as required by generally accepted accounting principles, Crescent has not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of its financial statements.

         Section 2.6 Registration Statement and Proxy Statement. None of the information to be supplied by Crescent for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Company Stockholder Meeting (as defined in
Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Crescent, its officers and trust managers or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

         Section 2.7 Absence of Certain Changes or Events. Except as disclosed in the Crescent SEC Documents filed prior to the date of this Agreement, since December 31, 1996, (a) Crescent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Crescent, (b) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect on Crescent and
(c) there has not been any split, combination or reclassification of any of the capital stock of Crescent or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, except as contemplated by this Agreement.

         Section 2.8 Permits and Compliance. Each of Crescent and its respective Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any

Governmental Entity necessary for Crescent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Crescent Permits"), except where the failure to have any of the Crescent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent, and, as of the date of this Agreement, no suspension or cancellation of any of the Crescent Permits is pending or, to the Knowledge of Crescent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Crescent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent. None of Crescent or any of its Subsidiaries is in violation of (A) its respective declaration of trust, charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Crescent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have a Material Adverse Effect on Crescent. Except as disclosed in the Crescent SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of Crescent and its Subsidiaries, taken as a whole. Except as set forth in the Crescent SEC Documents, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Crescent of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which Crescent or any of its Subsidiaries is a party or by which Crescent or any such Subsidiary is bound or to which any of the properties, assets or operations of Crescent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent. For purposes of this Agreement, the term "Knowledge" when used with respect to Crescent means the actual knowledge as of the date hereof and as of the Effective Time of the individuals identified in Schedule 2.8.

         Section 2.9 Tax Matters. Except as otherwise set forth in a disclosure letter making reference to this section, (i) Crescent and each of its Subsidiaries have timely filed all federal, state, local, foreign and provincial income and Franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are, true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (ii) all Taxes required to have been paid by Crescent and each of its Subsidiaries have been timely paid or extensions for payment have been property obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not held, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (iii) Crescent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (iv) none of Crescent or any of its Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against Crescent or any of its Subsidiaries, except to the extent that any such waiver or deficiency, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (v) all Federal income Tax Returns referred to in clause (i) for all years through 1993 have been examined by and settled with the Internal Revenue Service or the period for assessment of Taxes in respect of which such Tax returns were required to be filed has expired; (vi) as of the date hereof and at the Effective Time, no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all material deficiencies asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Crescent SEC Documents reflect an adequate reserve for all Taxes payable by Crescent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (ix) there are no material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Crescent or any of its Subsidiaries. For purposes of this Agreement:
(i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         Section 2.10 Actions and Proceedings. Except as set forth in the Crescent SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Crescent or any of its Subsidiaries, or against or involving any of the trust managers, directors, officers or employees of Crescent or any of its Subsidiaries, as such, any of its or their properties, assets or business or any of the Crescent Stock Plans that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Crescent. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Crescent, threatened against or involving Crescent or any of its Subsidiaries or any of its or their trust managers, directors, officers or employees, as such, or any of its or their properties, assets or business or any Crescent Stock Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Crescent. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Crescent, threatened against or affecting Crescent or any of its Subsidiaries or any of its or their trust managers, directors, officers or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

         Section 2.11 Compliance with Worker Safety and Environmental Laws.

         (a) Except as otherwise set forth in a disclosure letter making reference to this section, (i) the properties, assets and operations of Crescent and its Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violation that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Crescent; and (ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Crescent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on Crescent.

         (b) (i) Crescent and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent; (ii) Crescent and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent, and (iii) as of the date hereof and at the Effective Time, Crescent has no Knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec. 6901 et seq., or equivalent state law provisions and no Knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites, other than with respect to Crescent's Poydras property.

         Section 2.12 Liabilities. Except as set forth in the Crescent SEC Documents filed prior to the date hereof, Crescent and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent.

         Section 2.13 Intellectual Property. Crescent and its Subsidiaries own or have the right to use all patents, patent rights, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of Crescent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent. Neither Crescent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Crescent.

         Section 2.14 No Required Vote of Crescent Shareholders. No vote of the shareholders of Crescent is required by law, the organizational documents of Crescent or otherwise in order for Crescent to consummate the Merger and the transactions contemplated hereby.

         Section 2.15 REIT Status. Crescent is a "real estate investment trust" for federal income tax purposes. The consummation of the transactions contemplated by this Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes.

         Section 2.16 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Crescent.

         Section 2.17 ERISA.

         (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Crescent, nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) at any time within the past six years or instituted, or is currently considering taking, any action to do so.

         (b) There has been no failure to make any contribution or pay any amount due to any Crescent Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Plan, and no Crescent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

         (c) As of the date hereof and at the Effective Time, neither Crescent nor any of its ERISA Affiliates has been notified by any Crescent Multiemployer Plan that such Crescent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Crescent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As of the date hereof and at the Effective Time, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title I of ERISA or (ii) the laws of a jurisdiction outside the United States.

         (d) As used herein, (i) "Crescent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Crescent Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by Crescent or any of its ERISA Affiliates or as to which Crescent or any of its ERISA Affiliates otherwise may have any liability, (ii) "Crescent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Crescent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Crescent as follows:

         Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.


         Section 3.2 Capital Structure. At the date hereof, the authorized capital stock of the Company consists of 90,000,000 shares of Company Common Stock, and 5,000,000 shares of Preferred Stock, $.01 par value per share ("Company Preferred Stock"). At the close of business on January 16, 1998, (i) 35,306,657 shares of Company Common Stock (and associated Rights) were issued and outstanding, (ii) 2,070,000 shares of Convertible Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company or by its Subsidiaries, (iv) 6,307,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Compensation Program, as amended, options to purchase 5,485,743 shares of Company Common Stock had been issued and were outstanding pursuant to such Stock Compensation Program, (v) 1,000,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's 401(k) Plan, dated as of October 14, 1993, as amended, and as of December 31, 1997, no shares of Company Common Stock had been issued and were outstanding pursuant to such 401(k) Plan, (vi) 6,742,671 shares of Company Common Stock were reserved for issuance pursuant to the Certificate of Designation, and (vi) no shares of Company Common Stock were reserved in connection with the Rights Agreement dated October 6, 1997 (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company pursuant to which the Company declared a dividend on October 6, 1997 of one preferred share purchase right (a "Right") for each outstanding share of Company Common Stock. Except as set forth above, at the close of business on January 16, 1998, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All the outstanding shares of Company Common Stock were validly issued, fully paid and nonassessable and free of preemptive rights. Except as otherwise set forth in a disclosure letter making reference to this section, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Except as otherwise set forth in a disclosure letter making reference to this section, each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents (as defined in Section 3.5) filed prior to the date of this Agreement, each such share that is owned by the Company or another Subsidiary of the Company, is owned free and clear of all Liens. As of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as otherwise set forth in a disclosure letter making reference to this section, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended March 31, 1997, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC.

         Section 3.3 Authority. The Board of Directors of the Company (i) has unanimously approved and adopted this Agreement, (ii) has resolved to recommend the approval of this Agreement by the Company's stockholders and has directed that this

Agreement be submitted to the Company's stockholders for approval, (iii) has adopted amendments to the Company's Stock Compensation Program providing that a Company employee's options shall not terminate if, in connection with the Merger, the employee becomes employed by an entity other than the Company, (iv) has approved the modification of the vesting schedule for the options granted under the Company's Stock Compensation Program on September 29, 1997 to provide that such options will vest in equal installment amounts over five years; and
(v) has directed the filing of the Proxy Statement with the SEC. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Crescent and the validity and binding effect of this Agreement on Crescent) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.

         Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 or set forth in a disclosure letter making reference to this section, have been obtained and all filings and obligations described in this Section 3.4 have been made, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or the loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, upon any of the properties, assets or operations of the Company or any of its Subsidiaries under any provision of (i) the Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation"), or the Restated Bylaws of the Company, as amended (the "Company Bylaws"), (ii) any provision of the comparable charter or organization documents of any Subsidiary of the Company, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Except as set forth in a disclosure letter making reference to this section, no filing or registration with, or authorization, consent or approval of, any

Governmental Entity or any other person is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) in connection, or in compliance, with the provisions of the Articles of Merger with the Secretary of State of the State of Nevada and with the County Clerk of Tarrant County, Texas and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or public or worker safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of Blue Sky Laws and the NYSE, (vi) as may be required under foreign laws, (vii) filings with and approvals, consents, findings of suitability, registrations, licenses, permits, orders and authorizations in respect of the Gaming Laws, (viii) for the requisite approval by the vote of the holders of the Company Common Stock and Convertible Preferred Stock in accordance with applicable law and the Articles of Incorporation and Bylaws of the Company, and (viii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since March 31, 1996 (together with all other filings by the Company with the SEC since March 31, 1996, the "Company SEC Document"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since March 31, 1997, made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 3.6 Registration Statement and Proxy Statement. Except as contemplated by the next sentence, none of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law.

     Section 3.7 Absence of Certain Changes or Events. Except as disclosed in this Agreement, as set forth in a disclosure letter making reference to this section or in the Company SEC Documents filed prior to the date of this Agreement, since March 31, 1997, (a) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and (b)(i) there has been no change in the capital stock of the Company (except for the issuance of shares of the Company Common Stock pursuant to Company Plans) and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock (except for dividends declared and paid on the Convertible Preferred Stock or the Redeemable Preferred Stock in the ordinary course of business and consistent with past practice) and (ii) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company. The aggregate amount of indebtedness of the Company and its Subsidiaries as of September 30, 1997, is set forth in Schedule 3.7.

     Section 3.8 Permits and Compliance. Except as set forth in a disclosure letter making reference to this section, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in a disclosure letter making reference to this section, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents or in a disclosure letter making reference to this section, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. For purposes of this Agreement, the term "Knowledge" when used with respect to the Company means the actual knowledge as of the date hereof and at the Effective Time of the individuals identified in Schedule 3.8.

     Section 3.9 Tax Matters. Except as otherwise set forth in a disclosure letter making reference to this section, (i) the Company and each of its Subsidiaries have timely filed all federal, state, local, foreign and provincial income and franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (ii) all Taxes required to have been paid by the Company and each of its Subsidiaries have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, except the extent that any such waiver or deficiency, individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (v) all federal income Tax Returns referred to in clause (i) for all years through May 31, 1993 have been examined by and settled with the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) as of the date hereof and at the Effective Time, no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all material deficiencies asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (ix) there are no material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

     Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as set forth in a disclosure letter making reference to this section, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the directors, officers or employees of the Company or any of its Subsidiaries, as such, any of its or their properties, assets for business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as otherwise set forth in a disclosure letter making reference to this section, as of the date of this Agreement, there are no actions, suits, labor disputes or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their directors, officers or employees as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as otherwise set forth in a disclosure letter making reference to this section, as of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their officers, directors or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 3.11 Certain Agreements. Except as otherwise set forth in a disclosure letter making reference to this section, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Subject to Section 5.8 and except as set forth in a disclosure letter making reference to this section, no holder of any option to purchase shares of Company Common Stock or Company Preferred Stock, or shares of Company Common Stock or Company Preferred Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

     Section 3.12   ERISA.

     (a) Schedule 3.12(a) contains a list of each Company Plan (as hereinafter defined) maintained by the Company and each material Company Plan maintained by a Subsidiary of the Company. To the extent applicable, with respect to each Company Plan, the Company has made, or will as soon as practicable after the date hereof, make available to Crescent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description for each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations,
(ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the past three years with respect to any Company Plan which is likely to result in liability to the Company, (iii) neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) at any time within the past six years or instituted, or is currently considering taking, any action to do so, and (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA.

     (b) There has been no failure to make any contribution or pay any amount due to any Company Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Plan, and no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (c) As of the date hereof and at the Effective Time, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or will be filed on a timely basis and, to the Knowledge of the Company, there is no reason why any Company Plan is not so qualified in operation. As of the date hereof and at the Effective Time, neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As of the date hereof and at the Effective Time, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title I of ERISA or (ii) the laws of a jurisdiction outside the United States.

     (d) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

     (e) Schedule 3.12(e) contains a list, as of the date of this Agreement, of all (i) severance and employment agreements with officers of the Company and each ERISA Affiliate, (ii) severance programs and related formal policies of the Company with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control or similar provisions, in each case involving a severance or employment agreement or arrangement with an individual officer or employee, only to the extent such agreement or arrangement provides for minimum annual payments in excess of $150,000. The Company has provided to Crescent a true and complete copy of each of the foregoing.

     (f) Except as otherwise set forth in a disclosure letter making reference to this section, all compensation issued pursuant to the Stock Plans is "qualified performance based compensation" and is deductible under section 162(m) of the Code.


     Section 3.13   Compliance with Worker Safety and Environmental Laws.



     (a) Except as otherwise set forth in a disclosure letter making reference to this section, (i) the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; and (ii) with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, as of the date hereof and at the Effective Time, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.


     (b) Except as set forth in a disclosure letter making reference to this section, (i) the Company and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (ii) the Company and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and (iii) as of the date hereof and at the Effective Time, the Company has no knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. sec. 9601 et seq., RCRA, 42 U.S.C. sec. 6901 et seq., or equivalent state law provisions and no knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR sec. 300, appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

     Section 3.14 Liabilities. Except as otherwise set forth in a disclosure letter making reference to this section or reserved against in the balance sheet of the Company set forth in its Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as of the date hereof and as of the Effective Time, the Company and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.15 Intellectual Property. Except as set forth in a disclosure letter making reference to this section, the Company and its Subsidiaries own or have the right to use all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company has provided to Crescent in a disclosure letter making reference to this section a list of all of its Intellectual Property Rights material to the conduct of its business.

     Section 3.16 Rights Agreement. The Company has taken all necessary action to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (y) neither Crescent nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement) and (z) a Distribution Date (as defined in the Rights Agreement) does not occur by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement.

     Section 3.17 Parachute Payments to Disqualified Individuals. Except as set forth in a disclosure letter making reference to this section, there will be no "excess parachute payments" (as such term is defined in Section 280G(a) of the Code) payable to employees of the Company and its Subsidiaries who are "disqualified individuals" under Section 280G of the Code, whether or not such employee's employment is terminated in connection with the transactions contemplated under this Agreement.

     Section 3.18 State Takeover Statutes. The Board of Directors of the Company has, to the extent such statutes are applicable, taken (or, with respect to Sections 78.378 to 78.3793 and Sections 78.411 to 78.444 of the NGCL, will take prior to the Effective Time) all action necessary to exempt Crescent, its Subsidiaries and affiliates, the Merger, this Agreement and the transactions contemplated hereby from Sections 78.378 to 78.3793 and Sections 78.411 to
78.444 of the NGCL, or to satisfy the requirements thereof. To the Knowledge of the Company, no other state takeover statutes are applicable to the Merger, this Agreement or the transactions contemplated hereby.

     Section 3.19 Required Vote of Company Stockholders. The affirmative vote of the holders of 66 2/3% of the outstanding shares of Company Common Stock and 66 2/3% of the outstanding shares of Company Preferred Stock is required to approve this Agreement. No other vote of the stockholders of the Company is required by law, the Articles of Incorporation or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

     Section 3.20 Brokers. No broker, investment banker or other person, other than Salomon Smith Barney, the fees and expenses of which will be paid by the Company (as reflected in agreements between such firms and the Company, copies of which have been furnished to Crescent), is entitled to any broker's finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     Section 3.21   Labor Matters.

     (a) As of the date hereof and at the Effective Time, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization.

     (b) As of the date hereof and at the Effective Time, there are no pending or, to the Knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.22 Title. The Company and its Subsidiaries have good and valid title to or, in the case of leased properties, a good and valid leasehold interest in, all of the assets which they purports to own or lease, including all assets (real, personal or mixed, tangible or intangible) reflected in the September 30, 1997 consolidated financial statements of the Company, or acquired by the Company thereafter, except those assets disposed of in the ordinary course of business after September 30, 1997, and the title to each such property and asset is free and clear of any title defects, objections, liens, mortgages, security interests, pledges, charges and encumbrances, adverse claims, equities or other adverse interests of any kind including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Encumbrances"), except (i) any lien for taxes or other governmental charges not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company, (ii) any Encumbrances reflected on the financial statements contained in the Company SEC Documents, with such changes in the amount thereof as may have occurred since September 30, 1997 in the ordinary course of business and which changes will not materially reduce the aggregate value of the property and assets held by the Company or its Subsidiaries, (iii) such other imperfections of title or Encumbrances which, as of the Effective Time, will not materially reduce the aggregate value of the property and assets of the Company or its Subsidiaries, and (iv) any Encumbrances or other matters identified in a disclosure letter delivered to Crescent pursuant to this Agreement.

     Section 3.23 Leases. All leases of real or personal property having a term of one year or more and with aggregate remaining lease payments due of $50,000 or more to which the Company and/or its Subsidiaries are a party are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which the Company has not taken adequate steps to prevent a default from occurring) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1 Conduct of Business by the Company Pending the Merger. Except as contemplated by Section 6.3, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time; provided, however, that the Company shall be permitted to terminate or modify the business and operations of the Company's hotel/casino facility located in Kansas City, Missouri in the event that an order, judgment, injunction, award or decree of any Governmental Entity against the Company or its Subsidiaries is granted or issued which results in the suspension, termination or revocation of the gaming licenses for such hotel/casino facility. Except as otherwise expressly permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Crescent:

         (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends declared and paid on the Company Preferred Stock or the Redeemable Preferred Stock in the ordinary course of business and customary with past practice, and dividends and other distributions by direct or indirect wholly owned Subsidiaries), (ii) other than in the case of any direct or indirect wholly owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (b) except as set forth in Section 5.17, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than
      (i) the issuance of shares of Company Common Stock (and associated Rights) upon the exercise of employee stock options pursuant to the Company Plans outstanding on the date of this Agreement in accordance with their current terms and (ii) the issuance of Company Common Stock upon the conversion of shares of Company Preferred Stock or Redeemable Preferred Stock;

         (c) amend its articles or certificate of incorporation or by-laws or other comparable organizational documents;

         (d) except as set forth in Section 5.23, acquire or agree to acquire
      (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are, individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

         (e) except as set forth in a disclosure letter making reference to this section, sell, lease, license, mortgage, grant an interest in or easement in, or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage, grant an interest in or easement in, or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as whole;

         (f) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) indebtedness incurred in the ordinary course of business consistent with past practice and (ii) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

         (g) except as set forth in Section 5.23, alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

         (h) except as provided in Sections 5.8 and 5.18, enter into or adopt any new, or amend any existing severance plan, agreement or arrangement or enter into any new compensation or other welfare arrangement or plan, or amend any existing Company Plan or employment or consulting agreement, other than as required by law, except that the Company or its Subsidiaries may enter into (a) employment agreements if such agreements (i) are no longer than one year in duration (ii) provide for an annual base salary of less than $150,000, and (iii) provide, in the aggregate, for annual base salaries of less than $1,000,000, and (b) consulting agreements in the ordinary course of business that are terminable on no more than 90 days' notice without penalty;

         (i) except (1) as permitted under Section 4.1(h), or (2) to the extent required by written employment agreements existing on the date of this Agreement, increase the compensation payable or to become payable to its officers or employees, except for (i) increases in the ordinary course of business consistent with past practice in salaries or wages of non-officer employees of the Company or any of its Subsidiaries and (ii) except to the extent required under the terms of any applicable incentive plan;

         (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards;

         (k) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

         (l) except as set forth in a disclosure letter making reference to this section, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or which, in the aggregate, are in excess of $10,000,000;

         (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business (i) consistent with past practice, of liabilities reflected or reserved against in, or contemplated by, (a) the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or (b) the condensed consolidated balance sheets of the Company and its Subsidiaries as set forth in a disclosure letter making reference to this section, or (ii) incurred in the ordinary course of business consistent with past practice;

         (n) settle or compromise any material federal, state, local or foreign tax liability; or

         (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.2 Conduct of Business by Crescent Pending the Merger. Except as contemplated by Section 6.3, during the period from the date of this Agreement to the Effective Time, Crescent shall, and shall cause each of its Subsidiaries to, carry on its or their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its or their respective current officers and employees and preserve their respective relationships with customers, suppliers, licensors, lessors and others having business dealings with them to the end that their goodwill and ongoing business shall be unimpaired at the Effective Time. Except as otherwise expressly permitted by this Agreement, Crescent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

      (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders or stockholders, as applicable, in their capacity as such (other than (A) any extraordinary dividend paid or to be paid by Crescent which Crescent reasonably determines is sufficient, when considered together with all dividends anticipated to be paid within the tax year including the Effective Time, to equal all anticipated current and accumulated earnings and profits for such tax year of the Company and Crescent, (B) distributions in the aggregate not to exceed the greater of (i) the amount of any quarterly dividend that may be paid by Crescent in the ordinary course and (ii) distributions of "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid (provided that this Section 4.2(a) shall not be deemed to restrict any increases in the dividend rate of Crescent in the ordinary course consistent with past practice) and (C) dividends and other distributions by direct, indirect or wholly owned Subsidiaries) or (ii) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Common Shares;

         (b) in the case of Crescent only, amend its Declaration of Trust;

         (c) take or omit any action that would reasonably be expected to cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes; or

         (d) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.3  No Solicitation.

    (a) Except as may be required pursuant to this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any takeover proposal, (ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding or furnish to any person any information with respect to the Company's business, properties or assets, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that if prior to the Company Stockholder Meeting (as defined in Section 5.1), the Company shall have received an unsolicited written takeover proposal from a reputable buyer which offer, in the written opinion of Salomon Smith Barney, as the Company's financial advisors, appears to be a "superior proposal" (as defined below) and which, in the written opinion of legal counsel to the Company reasonably acceptable to Crescent, the Company's Board of Directors is legally obligated to consider by principles of fiduciary duty to stockholders under the NGCL, the foregoing restrictions shall not apply to such proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this paragraph by the Company. For all purposes of this Agreement, "takeover proposal" means any proposal, other than a proposal by Crescent or an affiliate of Crescent for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Significant Subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company), other than a proposal or offer by Crescent or an affiliate of Crescent (i) to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of, the Company or any of its Significant Subsidiaries or (ii) to acquire or lease in any manner, directly or indirectly, any property, business or other assets that, individually or in the aggregate, would satisfy any of the tests for a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any takeover proposal. As used herein, a "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.


    (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Crescent, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement, any of the transactions contemplated by this Agreement, or the Merger, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal, or (iii) take action to render the Rights inapplicable to any takeover proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined by and set forth in the written opinion of legal counsel to the Company reasonably acceptable to Crescent, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Proposal (as defined below), subject to the terms set forth in this Section 4.3(b). Prior to approving or recommending a Superior Proposal, entering into a binding written agreement with respect to the transaction contemplated by any such Superior Proposal or withdrawing or modifying its approval or recommendation of this Agreement, the Company (i) shall notify Crescent in writing that it intends to accept a Superior Proposal and enter into such a binding, written agreement with respect to the transaction contemplated thereby, and (ii) attach the most current version of such agreement to such notice. Crescent shall have the opportunity, within ten business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, to make an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal. The Company agrees that it will not enter into a binding agreement referred to in clause (i) above until at least the eleventh business day after it has provided the notice to Crescent required thereby and to notify Crescent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification. For all purposes of this Agreement, "superior proposal" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which, in the written opinion of Salomon Smith Barney, are financially superior to those provided for in the Merger, and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of Salomon Smith Barney is reasonably capable of being financed by such third party. If, to the extent permitted by this Section 4.3(b), the Board of Directors of the Company approves or recommends a superior proposal, the Company may take appropriate action to render the Rights inapplicable to such superior proposal.

    (c) Each of Frank J. Fertitta III, Lorenzo J. Fertitta III and Blake L. Sartini, by such individual's execution of this Agreement, agrees to vote the shares of capital stock of the Company owned by such individual that have the power to vote in favor of the Merger; provided that such individuals shall be free to vote their shares in their sole discretion if the Board of Directors of the Company terminates this Agreement in accordance with Section 7.1(g) hereof.

    (d) The Company promptly shall immediately advise Crescent orally and in writing of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry and the identity of the person making any such takeover proposal or inquiry. The Company will keep Crescent fully informed of the status and details of any such takeover proposal or inquiry.

     Section 4.4 Third Party Standstill Agreements. Except to the extent reasonably required in connection with the Company's obligations under this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than any involving Crescent) unless, in the written opinion of counsel to the Company reasonably acceptable to Crescent, failure to take such action would violate the fiduciary obligations of the Board of Directors of the Company, under applicable law. During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     Section 5.1 Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its stockholders, (the "Company Stockholder Meeting") for the purpose of considering the approval of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders, approval of such matters and shall not withdraw such recommendation except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement of the Merger as permitted by Section 4.3(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. The Company and Crescent shall coordinate and cooperate with respect to the timing of such meeting.

     Section 5.2  Filings; Other Actions.

     (a) The Company and Crescent shall promptly prepare and file with the SEC the Proxy Statement and Crescent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Crescent and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Crescent shall also take any action (other than qualifying to do business in any jurisdiction in which they are currently not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Common Shares and Crescent Convertible Preferred Shares in the Merger and upon the exercise of the Substitute Options (as defined in Section 5.8), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action, including information relating to the number of Common Shares and Crescent Convertible Preferred Shares required to be registered.

     (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby; provided, however, that neither party shall be required to provide the other with copies of individuals' gaming applications and other information provided to gaming regulators with respect thereto.

     (c) Each of the Company and Crescent will promptly, and in any event within twenty business days after execution and delivery of this Agreement, make all filings or submissions as are required under the HSR Act. Each of the Company and Crescent will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submissions necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company and Crescent will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company and Crescent will keep the other apprised of the status of any such inquiry or request.

     Section 5.3 Comfort Letters.

     (a) The Company shall use all reasonable efforts to cause to be delivered to Crescent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Crescent and the Company, in form and substance reasonably satisfactory to Crescent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (b) Crescent shall use all reasonable efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Crescent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company and Crescent, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Crescent or to the Company or any of its Subsidiaries, each of Crescent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, tax returns, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, each of Crescent and the Company shall, and each shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     Section 5.5 Compliance with the Securities Act. Within 30 days following the date of this Agreement, the Company shall cause to be prepared and delivered to Crescent a list (reasonably satisfactory to counsel for Crescent) identifying all persons who, at the time of the Company Stockholder Meeting, in the Company's reasonable judgment may be deemed "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use all reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Crescent on or prior to the Effective Time a written agreement in substantially the form of Schedule 5.5 hereto, executed by such person.

     Section 5.6 Stock Exchange Listings. Crescent shall use all reasonable efforts to list on the NYSE, upon official notice of issuance, the Common Shares and the Crescent Convertible Preferred Shares to be issued in connection with the Merger.

     Section 5.7  Fees and Expenses.

     (a) Except as provided in Section 5.7(b) and (c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Registration Statement shall be borne equally by Crescent and the Company.

     (b) Provided that Crescent is not in material breach of its representations, warranties and agreements under this Agreement, (i) if this Agreement is terminated by either Crescent or the Board of Directors of the Company pursuant to Section 7.1(e), (ii) if this Agreement is terminated by Crescent pursuant to Section 7.1(f), or (iii) if this Agreement is terminated by the Board of Directors of the Company pursuant to Section 7.1(g), then the Company shall pay to Crescent $54,000,000 (the "Crescent Termination Fee") in same-day funds, plus (notwithstanding paragraph (a) of this Section 5.7) all the expenses (as defined below), on the date of such termination or if Crescent elects, over a two-year period beginning on the date of termination with payment amounts and dates to be determined by Crescent. For purposes of this Section 5.7, the "transaction value" shall mean the aggregate value of the consideration to be paid by Crescent for the Company's equity securities, plus aggregate liabilities of the Company as shown on its most recent financial statement.

     (c) If this Agreement is terminated and, as a result of such termination, Crescent is entitled to the Crescent Termination Fee as provided in Section 5.7(b) above, then the Company shall (notwithstanding paragraph (a) of this Section 5.7), on the date of such termination, pay to Crescent the cash amount necessary to permit Crescent fully to reimburse itself and its affiliates for all out-of-pocket fees and expenses incurred at any time prior to such termination by any of them or on their behalf in connection with the Merger, the preparation of this Agreement and the transactions contemplated by this Agreement (including any currency or interest rate hedging activities in connection with the transactions contemplated hereby), including (x) all fees and expenses of counsel, investment banking firms, financial advisors (regardless of whether such financial advisors are affiliates of Crescent), accountants, experts and consultants to Crescent or any of their affiliates and
(y) all fees and expenses payable to banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing) (fees and expenses under clause (y) collectively, "Financing Fees," and the fees and expenses contemplated by this paragraph (c), collectively, the "Expenses").

     (d) The parties acknowledges that the agreements contained in paragraphs
(b) and (c) of this Section 5.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither would enter into this Agreement; accordingly, if any person fails to pay promptly any amount due pursuant to this Section 5.7 and, in order to obtain such payment, another party commences a suit that results in a judgment for any such amount, the party against whom the judgment is rendered shall pay to the complaining party its cost and expenses (including attorneys' fees) in connection with such suit together with interest on the amount of the fee at the prime or base rate of Citibank, N.A. from the date such payment was due under this Agreement.

     Section 5.8  Stock Options.

     (a) As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time pursuant to the stock option plans that are part of the Company's Stock Compensation Program (and excluding any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date hereof (the "Stock Plans") shall be assumed by Crescent and become and represent a fully exercisable option to purchase the number of Common Shares (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Common Share (rounded up to the nearest tenth of a percent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time. Crescent shall pay cash to holders of Company Stock Options in lieu of issuing fractional Common Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related Company Stock Option and Stock Plan under which it was granted, including those providing for the accelerated exercisability and other special rights arising upon an "Acceleration Event" in accordance with the terms of such Stock Plan. The Company agrees to use all reasonable efforts to obtain any necessary consents of holders of Company Stock Options and take such other actions as may be necessary to effect this Section 5.8. The accelerated lapse of restrictions and other special rights with respect to any shares of restricted Company Common Stock issued under the Stock Plans shall also be preserved following the Effective Time in accordance with the terms of the Stock Plans.

     (b) In respect of each Company Stock Option as converted into a Substitute Option pursuant to Section 5.8(a) and assumed by Crescent, and the Common Shares underlying such option, Crescent shall file and keep current a registration statement on Form S-8 (or a post-effective amendment to a Registration Statement on Form S-8) or other appropriate form for as long as such options remain outstanding and shall reserve sufficient Common Shares for issuance upon exercise of such Substitute Options.

     (c) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been an employee of the Company or any of its Subsidiaries and is a holder of Company Stock Options under the Stock Plans, and such employee's heirs and personal representatives and shall be binding on all successors and assigns of Crescent.

     Section 5.9 Reasonable Efforts.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and making all necessary applications, registrations and filings (including filings with Governmental Entities) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, state takeover statutes and Gaming Laws), (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, (iv) taking any and all actions necessary to satisfy all of the conditions applicable to such party as set forth in Article VI of this Agreement, and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     (b) Each of the Company and Crescent shall use all reasonable efforts not to take any action that, in any such case, might reasonably be expected to (i) cause any of the representations or warranties made by it in this Agreement that is qualified as to materiality to be untrue, (ii) cause any of the representations or warranties made by it contained in this Agreement that is not so qualified to be untrue in any material respect, (iii) result in a breach of any covenant made by it in this Agreement, (iv) result directly or indirectly in any of the conditions to the Merger set forth in Article VI not being satisfied or (v) impair the ability of the parties to consummate the Merger at the earliest practicable time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

     (c) The Company shall use its reasonable best efforts to restructure its existing leases prior to the Effective Time so that the terms thereof shall conform to the provisions of Section 22.3 of the Master Lease Agreement (as hereinafter defined).

     Section 5.10 Public Announcements. Crescent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions (i) prior to ten business days from the date hereof, unless otherwise agreed, and (ii) without prior consultation with each other party, except as may be required by applicable law.

     Section 5.11 Transfer and Gains Tax. Crescent will pay any federal, state, local, foreign or provincial tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real and personal property, if any (collectively, the "Gains Taxes"), any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger (except as otherwise provided in Section 1.7), any federal, state, local, foreign or provincial tax which is attributable to the transfer of Company Common Stock or Common Shares pursuant to the terms of this Agreement (collectively, "Stock Transfer Taxes") and any penalties or interest with respect to any such Stock Transfer Taxes. The Company and Crescent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be agreed to between Crescent and the Company. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

     Section 5.12 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Crescent and the Company and their respective Boards of Trust Managers or Directors, as the case may be, shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.13 Indemnification; Directors and Officers Insurance.

     (a) Crescent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than five years from the Effective Time and the obligations of the Company in connection therewith shall be assumed by Crescent. Crescent shall provide, or shall cause the Surviving Entity to provide, the Company's current directors and officers an insurance and indemnification policy (including any fiduciary liability policy) that provides coverage with respect to any claims made during the five-year period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to the Company's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Entity shall not be required to pay an annual premium for the D&O insurance in excess of 120 percent of the last annual premium paid prior to the date hereof (which premium the Company represents and warrants to be approximately $540,000 in the aggregate), but if such annual premium would but for this proviso exceed such amount, then Crescent shall purchase as much coverage as possible for such amount.

     (b) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been a director or officer of the Company or a subsidiary of the Company, and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of Crescent.

     Section 5.14 Notification of Certain Matters. Crescent shall use all reasonable efforts to give prompt notice to the Company, and the Company shall use all reasonable efforts to give prompt notice to Crescent, of: (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of either Crescent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any event, change or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Crescent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15 Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.16) requested in writing by Crescent (including redeeming the Rights immediately prior to the Effective Time of the Merger or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as requested in writing by Crescent, prior to the Company Stockholder Meeting, the Board of Directors of the Company shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Rights).

     Section 5.16 Schedules, Exhibits and Disclosure Letters. Whenever, in this Agreement, reference is made to a schedule, exhibit or disclosure letter (or other similar provision for information to be made available), such schedule, exhibit or disclosure letter (or other similar provision of information) must be provided in writing and by the appropriate party on the date of execution of this Agreement, and actually received by the other parties hereto, and no such schedule, exhibit or disclosure letter (or other similar provision of information) shall be effective if provided after such date.

     Section 5.17 Preferred Stock Investment. At the option of the Company, Crescent agrees to purchase from the Company up to an aggregate of 115,000 shares of a new series of preferred stock of the Company with the designations, rights, preferences and other terms set forth in the Certificate of Resolution attached hereto as Schedule 5.17 (the "Redeemable Preferred Stock"). Each share of Redeemable Preferred Stock shall be purchased at a price of $1,000 per share (plus accrued dividends from the previous regular quarterly dividend payment date or, if there has not yet been a regular quarterly dividend payment date, then as of the date hereof, based on a 365-day year) in cash in increments of 5,000 shares. Subject to the conditions below, Crescent must fund the purchase price for the purchase of shares on the 10th business day following the date of a notice from the Company to Crescent (a "Draw Notice") stating the number of shares of Redeemable Preferred Stock to be sold to Crescent on such 10th business day and the aggregate amount to be paid for such shares; provided that for purchases of 25,000 shares or more, the date of such purchase shall be the 20th business day following the date of such Draw Notice. Notwithstanding the foregoing, Crescent shall not be required to purchase shares of Redeemable Preferred Stock (i) more than two times in any 30-day period (ii) unless, on the purchase date set forth in a Draw Notice (A) the representations and warranties of the Company set forth in Article II are true and correct in all material respects and (B) the Company has not breached any of its covenants set forth in this Agreement in any material respect, and (iii) unless the number of shares to be purchased, plus the aggregate number of shares then outstanding, does not exceed 115,000. Unless written consent is received from Crescent, the Company agrees to use the net proceeds from sales of shares of Redeemable Preferred Stock to repay indebtedness under the Company's Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996, as amended, borrowings under which were used for acquisitions and master-planned expansions. The parties agree that the provisions of this Section
5.17 shall survive any termination of this Agreement. Crescent agrees to vote all shares of the Company's equity securities held by Crescent in favor of the Merger, and any transferee of the Redeemable Preferred Stock shall be subject to such agreement to vote in favor of the Merger.

     Section 5.18 Joint Venture. The parties anticipate that Crescent Operating, Inc. ("COI") will serve as one of the parties to an Agreement of Limited Partnership by and among (i) COI and certain of its affiliates and (ii) entities owned by certain members of the Company's existing management (the "Operating Joint Venture"). Pursuant to the obligation of Crescent Real Estate Equities Limited Partnership ("Crescent OP") to offer the opportunity to participate in the Operating Joint Venture to COI under that certain Intercompany Agreement to which they are parties, promptly following the date of this Agreement, Crescent will cause Crescent OP to make such offer. In the event that COI does not accept the offer to become a party to the Operating Joint Venture, Crescent shall promptly take all necessary action to provide another entity to serve in that capacity at the Effective Time (COI or the entity serving in such capacity being referred to herein as the "JV Parent"). Frank J. Fertitta III, Lorenzo J. Fertitta and Blake L. Sartini (the "Ownership Group") shall form an entity (the "Company JV Parent") and cause such entity to enter into the Agreement of Limited Partnership, and the Company shall cause an additional entity (i) to be formed by other members of its management and (ii) to enter into the Agreement of Limited Partnership. A form of the Agreement of Limited Partnership is attached hereto as Schedule 5.18(i).

         The Company shall sell, assign, transfer and convey, prior to the Effective Time, to the Operating Joint Venture, as directed by Crescent and with Crescent's approval, certain of the Company's non-real estate assets pursuant to the Bill of Sale attached hereto as Schedule 5.18(ii).

         At the Effective Time, Crescent shall enter into, through Crescent OP, and shall cause the JV Parent and the Ownership Group shall cause the Company JV Parent to enter into, on behalf of the Operating Joint Venture, one or more master lease agreements, in the form of Schedule 5.18(iii) attached hereto (the "Master Lease Agreement"), with the Operating Joint Venture; provided, however, that (i) Crescent shall have the option (on a lease-by-lease basis), prior to the Effective Date, to include a provision in the Master Lease Agreement that, as to any sublease that does not conform to the requirements of the Master Lease Agreement as to subleases, the percentage rent provided for in the Master Lease Agreement will be computed to exclude any revenues from such sublease, and (ii) the parties shall make such revisions to the definition of "Gross Revenues" and "Gross Winnings" contained in the Master Lease Agreement as shall be necessary to comply with the provisions of Section 856 of the Code relating to rents from real property not based on profits.. The parties acknowledge that Crescent and the Ownership Group have entered into a letter agreement of even date herewith regarding the terms upon which the Master Lease Agreement will be executed.

         At or prior to the Effective Time, the Company shall assign, and Crescent , the Company and the Ownership Group shall cause the Operating Joint Venture to assume the employment agreements (the "Employment Agreements") of each of Frank J. Fertitta III, Glenn C. Christenson, Blake L. Sartini, Scott M. Nielson, and William W. Warner (the "Key Executives") and the other management employees listed on Schedule 5.18(iv) hereto (the "Management Employees") and the Company Plans other than the Stock Plans. At such time, Crescent shall cause the JV Parent to guarantee, in the form of Schedule 5.18(v), the performance by the Operating Joint Venture of its obligations under such Employment Agreements and Company Plans (the "JV Parent Guarantee"); provided that the JV Parent Guarantee shall be subordinate to all obligations of the JV Parent to Crescent. In addition, Crescent shall unconditionally guarantee, in the form of Schedule 5.18(vi), the performance by the JV Parent of its obligations under the JV Parent Guarantee with respect only to the Key Executives (the "Crescent Guarantee"), without regard to any such subordination. The obligations of the JV Parent to execute the JV Parent Guarantee and Crescent to execute the Crescent Guarantee as to any person shall be conditioned on such person accepting employment with the Operating Joint Venture. The Company shall use its best efforts to cause each of the Management Employees and the Key Executives to consent to the assignment of such employee's employment agreement to the Operating Joint Venture. The rights and benefits of the Management Employees and the Key Executives under the employment agreements after the assignment to the Operating Joint Venture shall be at least as favorable to such persons as they were immediately prior to such assignment: with the only changes being: (i) the substitution of the Operating Joint Venture as the employer; (ii) the substitution of the Operating Joint Venture as the primary obligor under such Company Plans and (iii) an amendment to the Employment Agreement of Frank J. Fertitta III to include a non-competition provision identical to that included in the other Employment Agreements in the form of Schedule 5.18(vii). Any such assignment and acceptance of employment shall not be deemed to imply in any way that the change-of-control provisions of such agreements and plans have not been triggered with respect to changes-of-control payments or terminations after a change-of-control. In addition, the parties agree that all securities issuable, or any compensation based on the market value of specified securities, under any of the Company Plans other than the Stock Plans shall be issued in the form of, and shall be based on the market value of, the common stock of the JV Parent.

     Section 5.19 Intentionally omitted.

     Section 5.20 Third Party Beneficiary. Crescent's obligations under (i)
Section 5.18 with respect to the employment of the Key Executives, (ii) Section 6.2(i) with respect to the appointment of Frank J. Fertitta III and Lorenzo J. Fertitta to the Board of Trust Managers of Crescent, and (iii) Section 5.22 with respect to the Registration Rights and Lock-Up Agreements shall be deemed to be for the benefit of each of those individuals, and the Ownership Group, respectively, as well as the Company, and each of those individuals, respectively, shall have a direct right of action, as a third party beneficiary or otherwise, against Crescent for any breach thereof. Neither the Company nor Crescent shall amend, modify or waive any of the aforementioned provisions, without the express written consent of each of the aforementioned individuals affected thereby.

     Section 5.21 Liability of Crescent under Company Plans and Employment Agreements. Except for the Stock Plans referred to in Section 5.8 and the obligations of Crescent described in Section 5.18, Crescent shall not have, and the Company shall take all steps within its control to assure that Crescent shall not have, any obligation or liability under any of the Company Plans or any employment agreement to which the Company is a party that is now or hereafter in effect.

     Section 5.22 Agreement with Management. Crescent and each member of the Ownership Group shall enter into Registration Rights and Lock-Up Agreements in the form of Schedule 5.22 attached hereto.

     Section 5.23 ARTICLE V.23 Corporate Restructuring. The Company shall merge all of its Subsidiaries with and into itself, such that on the Closing Date the Company shall have no Subsidiaries.

     Section 5.24 REIT-Related Transactions. The Company shall take such further actions and engage in such further transactions as determined by Crescent to be reasonably necessary, in the opinion of counsel to Crescent, to preserve Crescent's status as a "real estate investment trust" under the Code, so long as such actions have no adverse economic effect on the Company and its stockholders in the event the Merger is not consummated.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. At or prior to the Effective Time, this Agreement shall have been duly approved by the requisite vote of holders of the Company Common Stock and Convertible Preferred Stock in accordance with applicable law and the Articles of Incorporation and Bylaws of the Company.

     (b) Stock Exchange Listings. The Common Shares and the Crescent Convertible Preferred Shares issuable in the Merger and pursuant to the Substitute Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (c)  HSR and Other Approvals.

          (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

          (ii) All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Entity, which the failure to obtain, make or occur would reasonably be expected to have a Material Adverse Effect on the Company (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

          (iii) All consents, approvals, findings of suitability, licenses, permits, orders or authorizations of and registrations, declarations or filings with any Governmental Entity with jurisdiction in respect of Gaming Laws, in each case, required or necessary in connection with the Merger and this Agreement and the transactions contemplated by this Agreement (including, but not limited to, approval, licensing or registration of (i) Crescent and its officers, trust managers and shareholders, as necessary and (ii) the Operating Joint Venture and any of its subsidiaries) shall have been obtained and made and shall be in full force and effect.

     (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purposes shall have been initiated or, to the knowledge of Crescent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

     (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Crescent, or any of its respective Subsidiaries, shall (after the date of this Agreement) have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal; provided, however, that each of the parties shall have used all reasonable efforts to prevent and to appeal as promptly as possible any such law, rule, regulation, executive order, decree, injunction or other order.

     (f) Change in Tax Laws.

          (i) There shall not have been any federal legislative or regulatory change that would cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes.

          (ii) There shall not have been any federal legislative or regulatory change that would cause the Merger to be taxable to any of Crescent, the Company, the shareholders of Crescent or the stockholders of the Company.

     (g) Agreements with Management. The Operating Joint Venture, the Company JV Parent and the Ownership Group shall have entered into a Right of First Refusal and Non-Competition Agreement in the form of Schedule 6.1(g).


     Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional conditions:


     (a) Performance of Obligations; Representations and Warranties. Crescent shall have performed each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Crescent contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Crescent by its Vice Chairman, President and Chief Executive Officer or Senior Vice President, Law and Secretary and its Senior Vice President, Chief Financial and Accounting Officer to such effect.


     (b) Consents Under Agreements. Crescent shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, hotel management agreement, joint venture agreement or other agreement or instrument to which Crescent or a Subsidiary is a party, except as to which the failure to obtain such consents and approvals, individually or in the aggregate, would not be expected, in the reasonable opinion of Company, to have a Material Adverse Effect on the Crescent or upon the consummation of the transactions contemplated in this Agreement.


     (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success challenging the acquisition by Crescent of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Crescent any damages that are material in relation to the Company, Crescent and its Subsidiaries taken as a whole.


     (d) Tax Opinion. On the Closing Date, the opinion of Shaw, Pittman, Potts & Trowbridge, counsel to Crescent, shall have been delivered to the Company in form and substance reasonably satisfactory to the Company stating (i) that Crescent is a "real estate investment trust" for federal income tax purposes, (ii) that consummation of the transactions contemplated by this Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes, and
(iii) that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that each of Crescent and the Company will be a party to that reorganization within the meaning of section 368(b) of the Code. Such counsel shall not unreasonably refuse to deliver such opinion, and issues relating to the subsequent transfer of the assets from Crescent to the Crescent OP shall not constitute a reasonable basis for refusal to render such opinion. In rendering such opinion, such counsel shall be entitled to rely upon representations made in this Agreement or requested by such counsel and made by Crescent and the Crescent OP, and on representations requested by such counsel and made by the Company.


     (e) Legal Opinion. The Company shall have received an opinion of Shaw, Pittman, Potts & Trowbridge, counsel to Crescent, dated the Closing Date, substantially in the form attached as Schedule 6.2(e).


     (f) Comfort Letter. The Company shall have received, in form and substance reasonably satisfactory to the Company, from Arthur Anderson LLP, Crescent's independent public accountants, the "comfort" letter described in Section 5.3(b).


     (g) Preferred Stock Investment. Crescent shall have performed all of its obligations, if any, pursuant to Section 5.17 hereof, in all material respects.


     (h) Company Plans. The Operating Joint Venture shall have assumed all obligations under and adopted the Company Plans (other than the Stock Plans referred to in Section 5.8), without regard to materiality. The Operating Joint Venture shall have agreed to honor without modification or contest, and to make required payments when due under, all Company Plans (as defined herein, but without regard to materiality) in accordance with their terms as of the date of this Agreement (as modified to the extent permitted by this Agreement). The Operating Joint Venture shall have agreed to employ at their current locations each person who is an employee of the Company immediately prior to the Effective Time (the "Affected Employees") on terms no less favorable in the aggregate (including with respect to position, duties, responsibilities, compensation, incentives and location) than those provided on the date hereof to the Affected Employees. The Operating Joint Venture shall have agreed to provide each Affected Employee with benefits that are at least equivalent in the aggregate to the benefits provided to each such Affected Employee immediately prior to the Effective Time. Crescent agrees that, for purposes of all employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all policies and employee fringe benefit programs, including vacation policies) of the Operating Joint Venture (such plans, programs, policies and arrangements, the "Buyer Plans") in which the Affected Employees may participate following the Effective Time under which an employee's eligibility or benefits depends, in whole or in part, on length of service, credit will be given to the Affected Employees for service previously credited with the Company or any affiliates of the Company prior to the Effective Time, provided, that such crediting of service does not result in duplication of benefits, and provided that such crediting of service shall not be given for benefit accrual purposes under any Buyer Plan that is a defined benefit plan. Affected Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Effective Time occurs, to the extent that, following the Effective Time, they participate in any Buyer Plan for which deductibles or co-payments are required. The Operating Joint Venture shall have caused each Buyer Plan to waive (i) any preexisting condition restriction or (ii) waiting period limitation which would otherwise be applicable to an Affected Employee on or after the Effective Time. On or prior to the Effective Time, the Operating Joint Venture shall have assumed all liabilities and obligations whatsoever for all accrued benefits under the Company 401(k) Plan in respect of the Affected Employees and Crescent shall be relieved of all such liabilities and obligations. Crescent and the Company shall cooperate in the filing of documents required, if any, by the transfer of assets and liabilities described herein.


     (i) Additional Directors. Frank J. Fertitta III and Lorenzo J. Fertitta shall have become members of the Boards of Trust Managers of Crescent and the Board of Directors of the JV Parent.


     Section 6.3 Conditions to Obligations of Crescent to Effect the Merger. The obligations of Crescent to effect the Merger shall be subject to the fulfillment (or waiver by Crescent) at or prior to the Effective Time of the following additional conditions:


     (a) Performance of Obligations; Representations and Warranties. The Company shall have performed each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Crescent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.


     (b) Consents Under Agreements. The Company shall have obtained any amendments, waivers, consents or approvals with respect to the agreements and documents listed on Schedule 6.3(b) attached hereto, as Crescent shall reasonably request.


     (c) Letters from Company Affiliates. Crescent shall have received from each person named in the list referred to in Section 5.5 an executed copy of an agreement substantially in the form of Schedule 6.3(c) hereto.

     (d) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person that has a significant likelihood of success (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company any damages that are material in relation to the Company, Crescent and their respective Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Crescent or any of its respective Subsidiaries of any material portion of the combined business or assets of the Company, Crescent and their respective Subsidiaries, or to compel the Company, Crescent or their respective Subsidiaries to dispose of or hold separate any material portion of the combined business or assets of the Company, Crescent and their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Crescent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Convertible Preferred Stock, including, without limitation, the right to vote any Company Common Stock or Convertible Preferred Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) except as set forth in the Company SEC Documents, seeking to prohibit Crescent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries or (v) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company; other than any suit, action or proceedings against the Company or its Subsidiaries seeking to revoke any gaming licenses or require any modification of the Company's hotel/casino facility located in Kansas City, Missouri.


     (e) Rights Agreement. The Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.


     (f) Tax Opinion. On the Closing Date, the opinion of Shaw, Pittman, Potts & Trowbridge, counsel to Crescent, shall have been delivered to Crescent in form and substance reasonably satisfactory to Crescent stating (i) that Crescent is a "real estate investment trust" for federal income tax purposes, (ii) that consummation of the transactions contemplated by this Agreement will not cause Crescent to cease to qualify as a "real estate investment trust" for federal income tax purposes, and (iii) that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that each of Crescent and the Company will be a party to that reorganization within the meaning of section 368(b) of the Code. Also on the Closing Date, the opinion of Shaw, Pittman, Potts & Trowbridge shall have been delivered to Crescent in form and substance reasonably satisfactory to Crescent stating that, except as disclosed in this Agreement or in the SEC Documents, (i) the transactions contemplated by Section 5.18 shall have complied in all respects with applicable law, (ii) to the extent applicable, such transactions shall have been effective to transfer the full and complete interest in and rights with respect to the disposed assets and (iii) such transactions are not the subject of any pending or threatened claim or challenge by any person. Such counsel shall not unreasonably refuse to deliver such opinions, and issues relating to the subsequent transfer of the assets from Crescent to Crescent OP shall not constitute a reasonable basis for refusal to render the opinions. In rendering such opinions, such counsel shall be entitled to rely upon representations requested by such counsel and made by Crescent.


     (g) Resignations. Crescent shall have received the resignations of each officer and director of the Company and each of its Subsidiaries.


     (h) Comfort Letter. Crescent shall have received, in form and substance reasonably satisfactory to Crescent, from Arthur Anderson LLP, the Company's independent public accountants, the "comfort" letter described in Section 5.3(a).


                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER


     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the stockholders of the Company:


     (a) by mutual written consent of Crescent and the Company;


     (b) by either Crescent or the Company if there has been a material breach of the representations, warranties, covenants and agreements on the part of the other set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the nonbreaching party;


     (c) by either Crescent or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable;


     (d) by either Crescent or the Company if the Merger shall not have been consummated before January 31, 1999, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or other action restraining, enjoining or otherwise preventing the consummation of Merger;


     (e) by either Crescent or the Board of Directors of the Company if any required approval of the Merger by the holders of each class of capital stock of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such stockholders or at any adjournment thereof;


     (f) by Crescent if the Board of Directors of the Company shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, this Agreement or any of the transactions contemplated hereby, (ii) modify such approval or recommendation in a manner adverse to Crescent or (iii) approve or recommend a superior proposal pursuant to Section 4.3(b); or


     (g) by the Board of Directors of the Company if (i) to the extent permitted by Section 4.3(b), the Board of Directors of the Company authorizes the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company provides notification to Crescent in accordance with Section 4.3(b), and (ii) Crescent does not make, within ten business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal, and (iii) the Company, prior to such termination has paid to Crescent an amount in cash equal to the sum of the Crescent Termination Fee plus all Expenses as provided by Section 5.7.


     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Crescent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Crescent or their respective officers, directors or trust managers (except for Sections 2.16, 3.20 and 5.7, this Section 7.2 and
Article VIII, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of this Agreement and the obligations under Section
5.17 shall survive the termination.


     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors or Trust Managers, as the case may be, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.


     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the Agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS


     Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.


     Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


     (a) if to Crescent, to

                  Crescent Real Estate Equities Company
                  777 Main Street
                  Suite 2100
                  Fort Worth, TX 76102
                  Attention:  Gerald W. Haddock
                  President and Chief Executive Officer
                  Facsimile No.: (817) 878-0429

          with copies to:

                  Crescent Real Estate Equities Company
                  777 Main Street
                  Suite 2100
                  Fort Worth, TX 76102
                  Attention:  David M. Dean
                  Senior Vice President, Law
                  Facsimile No.: (817) 878-0429

                  Robert B. Robbins
                  Shaw, Pittman, Potts & Trowbridge
                  2300 N Street, N.W.
                  Washington, D.C. 20037
                  Facsimile No.: (202) 663-8007

     (b) if to the Company, to

                  Station Casinos, Inc.
                  2411 W. Sahara Avenue
                  Las Vegas, NV 89120
                  Attention:  Scott M Nielson
                  Facsimile No.:  (702) 367-2424
        with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  601 South Figueroa Street
                  Thirtieth Floor
                  Los Angeles, CA 90017
                  Attention:  Kenneth J. Baronsky
                              Eric H. Schunk
                  Facsimile No.:  (213) 629-5063


     Section 8.3 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except that the confidentiality and standstill agreement between the parties shall remain in full force and effect, provided, further, however, that the Company agrees that such agreement shall not prohibit Crescent's purchases of the Convertible Preferred Stock. Any shares so purchased shall be voted in favor of the Merger and any subsequent transferee from Crescent of the Convertible Preferred Stock shall be bound by the foregoing voting agreement. Except as set forth in Section 5.20, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


     Section 8.6 Governing Law. Except to the extent that the laws of the States of Nevada, Missouri and Louisiana are mandatorily applicable to the Merger, including, without limitation, the Gaming Laws, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


     Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.


     Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually accepted manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.


     Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to obtain specific performance of the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. In any arbitration, suit or other proceeding that may be initiated to enforce any of the rights or obligations created hereunder, the prevailing party shall be entitled to the award of its costs and expenses, including attorneys' fees in connection with such arbitration, suit or other proceeding, together with interest on any damages or other amounts awarded, from the dates on which such damages, costs or expenses were incurred and until paid, at the prime or base rate of Citibank, N.A.

     Section 8.10 Limited Liability of Shareholders. All persons dealing with Crescent must look solely to Crescent's property for the enforcement of any claims against Crescent, as the trust managers, officers, agents and shareholders of Crescent assume no personal obligations of Crescent, and their respective properties shall not be subject to claims of any person relating to such obligation.

     IN WITNESS WHEREOF, Crescent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the members of the Ownership Group have signed this Agreement, all as of the date first written above.


                                       CRESCENT REAL ESTATE EQUITIES COMPANY


                                       By: /s/ DAVID M. DEAN
                                          ------------------------------------
                                          Name: David M. Dean
                                          Title: SVP, Law


                                            STATION CASINOS, INC.

                                       By: /s/ FRANK J. FERTITTA III
                                          ------------------------------------
                                          Name:  Frank J. Fertitta III
                                          Title: Chairman of the Board
                                                 and President


                                       SOLELY FOR PURPOSES OF SECTIONS 4.3(c)
                                       AND 5.18:

                                       /s/ FRANK J. FERTITTA III
                                       --------------------------------
                                       Frank J. Fertitta III

                                       /s/ LORENZO J. FERTITTA
                                       --------------------------------
                                       Lorenzo J. Fertitta

                                       /s/ BLAKE L. SARTINI
                                       --------------------------------
                                       Blake L. Sartini

               LIST OF SCHEDULES TO AGREEMENT AND PLAN OF MERGER

Included Schedules:
       Schedule 5.22 -- Form of Registration Rights and Lock-Up Agreement

Omitted Schedules:
       Schedule 2.8 -- Crescent persons with "Knowledge"
       Schedule 3.7 -- Aggregate Indebtedness of Station
       Schedule 3.8 -- Station persons with "Knowledge"
       Schedule 3.12(a) -- Company Plans
       Schedule 3.12(e) -- Material Severance and Employment Agreements and
                           other Plans
       Schedule 5.5 -- Letter from Company Affiliates
       Schedule 5.17 -- Form of Certificate of Resolution of Redeemable
                        Preferred Stock
       Schedule 5.18(i) -- Form of Agreement of Limited Partnership
       Schedule 5.18(ii) -- Form of Bill of Sale
       Schedule 5.18(iii) -- Form of Master Lease Agreement
       Schedule 5.18(iv) -- Employment Agreements assumed by the Operating
                             Joint Venture
       Schedule 5.18(v) -- Form of JV Parent Guarantee
       Schedule 5.18(vi) -- Form of Crescent Guarantee
       Schedule 5.18(vii) -- Amendment to Fertitta Employment Agreement
       Schedule 6.1(g) -- Form of Right of First Refusal and Non-Competition
                          Agreement
       Schedule 6.2(e) -- Form of Legal Opinion of Counsel to Crescent
       Schedule 6.3(b) -- Required Consents
       Schedule 6.3(c) -- Letter from Company Affiliates (same as Schedule 5.5) Disclosure Letter

       The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule upon request.

                                                                   SCHEDULE 5.22

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

     This Registration Rights and Lock-Up Agreement (the "Agreement") is entered into as of __________, 1998 by and among Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), _________________, a Delaware limited partnership (the "Operating Joint Venture") and Blake Sartini, Lorenzo J. Fertitta, and Frank J. Fertitta III (each, individually, a "Shareholder" and collectively, the "Shareholders").

     WHEREAS, each of the Shareholders currently owns shares of Common Stock, par value $.01 per share (the "Station Common Stock"), of Station Casinos, Inc., a Nevada corporation ("Station"), options to acquire shares of Common Stock of Station, and also currently owns or may in the future own shares of the $3.50 Convertible Preferred Stock of Station (the "Station Preferred Stock");

     WHEREAS, each of the Shareholders is to receive, in exchange for shares of Station Common Stock currently owned by such Shareholders, common shares of beneficial interest of the Company, $.01 par value per share (the "Common Shares"), which shares are to be issued under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the merger of Station, with and into the Company (the "Merger");

     WHEREAS, each of the Shareholders is to receive, in exchange for options to acquire Station Common Stock, options to purchase Common Shares in connection with the Merger;

     WHEREAS, each or certain of the Shareholders are to receive or may receive, in exchange for shares of Station Preferred Stock, shares of beneficial interest in the form of $3.50 Convertible Preferred Shares (the "Preferred Shares") issued under the Securities Act in connection with the Merger;

     WHEREAS, in order to induce the Company to enter into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 16, 1998, by and between the Company and Station, the Shareholders have agreed to the lock-up set forth in Section 2 hereof;

     WHEREAS, in order to induce the Shareholders to consummate certain transactions relating to the Merger, the Company has agreed to provide the Shareholders with the registration rights set forth in Section 3 hereof;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.   Certain Definitions.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Agreement" shall have the meaning set forth above in the recitals hereto.

     "Common Shares" shall have the meaning set forth above in the recitals hereto and, in addition, shall include any equity securities of the Company or any corporate successor of the Company into or for which Common Shares are converted or exchanged.

     "Company" shall have the meaning set forth above in the recitals hereto.

     "Merger" shall have the meaning set forth above in the recitals hereto.

     "Merger Agreement" shall have the meaning set forth above in the recitals hereto.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Operating Joint Venture" shall have the meaning set forth above in the recitals hereto.

     "Person" shall mean an individual, partnership, corporation, trust, or incorporated organization, or a government agency or political subdivision thereof.

     "Preferred Shares" shall mean the $3.50 Convertible Preferred Shares of the Company or any corporate successor of the Company.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Registrable Shares" shall mean the Shares, excluding (i) Shares that previously were, but no longer are, outstanding, (ii) Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (iii) Shares sold pursuant to Rule 144 under the Securities Act, (iv) Shares eligible for sale pursuant to Rule 144(k) under the Securities Act, and
(v) Shares for which sale under a Registration Statement is no longer required under the Securities Act; provided, however, that in no event shall the Registrable Shares exceed the number of Shares having a Value (measured at the time of the first sale of a Share pursuant to a Registration Statement) of $30 million (a Value of $10 million per Shareholder, including for this purpose all transferees of such Shareholder).

     "Registration Expenses" shall mean any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation:
(i) all SEC, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 3(c) hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude any brokerage or underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by any selling Shareholder, the fees and disbursements of counsel representing a selling Shareholder, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a selling Shareholder, all of which shall be borne by such Shareholder in all cases.

     "Registration Statement" shall mean any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers any of the Registrable Shares, on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall have the meaning set forth above in the recitals hereto.

     "Shareholder(s)" shall mean (i) each of the Persons identified as Shareholders in the recitals hereto and (ii) any Person identified in Section 2
(A) to whom any of the Persons identified in the recitals hereto makes a Transfer of Shares and (B) who executes a counterpart of this Agreement agreeing to be bound by its terms and provisions.

     "Shares" shall mean (i) the shares of Station Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by each of the Shareholders as of the close of business on the date hereof, (ii) the shares of Station Common Stock or, as the case may be, the Common Shares which are acquired during the term hereof as a result of the exercise of options to purchase shares of Station Common Stock or Common Shares, (iii) the shares of Station Common Stock which are acquired during the term hereof as a result of the conversion of shares of Station Preferred Stock that are beneficially owned by each of the Shareholders,
(iv) the Common Shares which are acquired during the term hereof as a result of the conversion of Preferred Shares that are beneficially owned by each of the Shareholders as of the close of business on the date hereof, and (v) any shares of Station Common Stock, Station Preferred Stock, Common Shares or Preferred Shares acquired by, or underlying options, warrants, or similar securities granted to, any of the Shareholders subsequent to the date hereof.

     "Station" shall have the meaning set forth above in the recitals hereto.

     "Station Common Stock" shall have the meaning set forth above in the recitals hereto and, in addition, shall include any equity securities of Station or any corporate successor of the Company into or for which shares of Station Common Stock are converted or exchanged.

     "Station Preferred Stock" shall mean the shares of $3.50 Convertible Preferred Stock of Station or any corporate successor of Station.

     "Value" shall mean, with respect to any shares of Station Common Stock or any Common Shares, the average of the "closing price" of such shares or Common Shares for the ten consecutive trading days immediately preceding the date of a sale of Shares. The "closing price" for a trading day means (i) the last sale price, regular way, on such trading day or, if no such sale takes place on that day the average of the closing bid and asked prices on that day, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (ii) if the shares of Station Common Stock or the Common Shares being sold pursuant to Section 2 are not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares or Common Shares are listed or admitted to trading or (iii) if the shares of Station Common Stock or the Common Shares are not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high and low bid and asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or (iv) if such system is no longer in use, the principal automated quotation system then in use or (v) if the shares of Station Common Stock or the Common Shares are not so quoted by any such system, as determined in good faith by the board of directors of Station for shares of Station Common Stock and by the board of directors of the Company for Common Shares.

     2.  Lock-Up Agreement

         (a) Each Shareholder hereby agrees that, except as set forth in Section 2(b) or 2(c) below, from the date hereof until 18 months following such date (the "Lock-Up Period"), such Shareholder will not offer, pledge, sell, contract to sell, transfer by gift, grant any options for the sale of or otherwise transfer, distribute or dispose of, directly or indirectly (collectively, for purposes of this Section 2, a "Transfer"), any Shares (the "Lock-Up").

         (b) Notwithstanding the provisions of (a), after the expiration of 12 months from the date hereof, each Shareholder (including for this purpose the transferees of such Shareholder) may Transfer Shares with a Value of $10 million or less, provided, however, that the Shareholders (including for this purpose all transferees of the Shareholders) may not Transfer Shares with an aggregate Value in excess of $30 million pursuant to this exception.

         (c) The following Transfers of Shares shall not be subject to the Lock-Up set forth in Section 2(a):

             (i) a Shareholder may Transfer Shares to his spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family member or such Shareholder retains the entire beneficial interest;

             (ii) a Shareholder may Transfer Shares on his death to such Shareholder's estate, executor, administrator or personal representative or to such Shareholder's beneficiaries pursuant to a devise or bequest or by laws of descent and distribution;

             (iii) a Shareholder may Transfer Shares pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee if such pledgee agrees that, upon any foreclosure of such pledge, the Shares so acquired shall remain subject to all of the terms and provisions of this Agreement.

provided , however, that in the case of any Transfer of Shares, the transferor shall, at the Company's request, provide evidence (which may include, without limitation, an opinion of counsel satisfactory in form, scope and substance to the Company in its sole discretion as the issuer thereof) satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act.

     In the event any Shareholder Transfers Shares described in this Section 2(c), such Shares shall remain subject to this Agreement, and any Transfer or purported Transfer of Shares by a Shareholder to a Person who does not execute a counterpart of this Agreement shall be void ab initio and of no force or effect. If the transferee executes and delivers a counterpart of this Agreement, such transferee shall be deemed to be a Shareholder for all purposes of this Agreement.

     3.  Registration.

         (a) Filing of Registration Statements. Subject to the conditions set forth in this Agreement, the Company (i) shall file a Registration Statement with the SEC covering all of the Registrable Shares, (ii) shall use reasonable best efforts to cause such Registration Statement to be declared effective on or before the effective date of the Merger, and (iii) agrees to use reasonable efforts to keep such Registration Statement continuously effective until the date on which the Shareholders no longer hold any Registrable Shares.

         (b) Notice of Effectiveness. The Company shall notify each Shareholder of the effectiveness of the Registration Statement and shall furnish to each Shareholder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements), and any documents incorporated by reference in such Registration Statement or such other documents as the Shareholder may reasonably request in order to facilitate its sale of the Registrable Shares covered thereby in the manner described in the Registration Statement.

         (c) Amendments and Supplements to Registration Statement; Listing. The Company shall prepare and file with the SEC from time to time such amendments and supplements to each Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Shares covered by the Registration Statement until such time as all of such Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Shareholders as set forth in the Registration Statement. Upon five business days' notice, the Company shall file any supplement or post-effective amendment to the applicable Registration Statement with respect to the plan of distribution of such Shareholder's ownership interests in Registrable Shares that is necessary to permit the sale of the Shareholder's Registrable Shares pursuant to the Registration Statement, including supplements or post-effective amendments required to give effect to the designation of any underwriter or underwriting syndicate specified by such Shareholder. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Shares are then listed or quoted.

         (d) SEC Requests. The Company shall promptly notify each Shareholder of, and confirm in writing, any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus related thereto or for additional information. In addition, the Company shall promptly notify each Shareholder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

         (e) Prospectus Delivery. At any time when a Prospectus relating to a Registration Statement is required to be delivered under the Securities Act, the Company shall immediately notify each Shareholder of the happening of any event as a result of which (i) the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) an amendment or supplement to the Registration Statement is a requirement (an "Event Notice"). In such event, the Company shall promptly prepare and furnish to each Shareholder a reasonable number of copies of a supplement to such Prospectus (or, after declaration of effectiveness by the SEC, of any amendment to the Prospectus required to be filed as an amendment to the Registration Statement) as may be necessary so that, as thereafter delivered to the purchasers of Shares covered by the Registration Statement, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement and use its best efforts promptly to obtain an effectiveness order for such amendment from the SEC. From and after the date of any Event Notice, no Shareholder shall offer or sell any Shares covered by the Registration Statement until such time as the Company delivers any such Prospectus supplement or amendment to the Shareholder.

         (f) State Securities Laws. Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Shares covered by the Registration Statement under the securities or "Blue Sky" laws of such states as any Shareholder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state, provided that the Company shall file a Uniform Consent to Service of Process on Form U-2 or its successor in any state that requires such a filing in connection with the offering of the Shares covered by the Registration Statement and in which the Shareholder proposes to offer such Shares. Once effective, the Company shall use its best efforts to keep such filings effective until the earliest of such time as (i) the Shareholders no longer hold any Registrable Shares, or (ii) in the case of a particular state, a Shareholder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing. The Company shall promptly notify each Shareholder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

         (g) Expenses. The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Shareholder shall bear its pro rata share of all other expenses resulting from any disposition, sale or transfer of such Registrable Shares by such Shareholder.

         (h) Cooperation. Each Shareholder hereby agrees (i) to cooperate with the Company and to furnish to the Company in a timely manner all information that the Company may reasonably request in connection with the preparation of any Registration Statement and any filings with any state securities commissions concerning its plan of distribution and ownership interests with respect to such Shareholder's Registrable Shares and any other information and (ii) to deliver or cause delivery of the Prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Shareholder except to the extent provided to the contrary in Section 3(e) above.

         (i) Suspension of Registration Requirement. The Company shall promptly notify each Shareholder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose. Each Shareholder agrees not to effect any sales from the date of such notice until the Company obtains the withdrawal of any such order suspending the effectiveness of the applicable Registration Statement. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement and shall notify each Shareholder of such withdrawal within two business days thereafter. Each Shareholder whose Registrable Shares are covered by a Registration Statement filed pursuant to Section 3 (a) hereof agrees, if requested by the Company in the case of a Company-initiated non-underwritten offering or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any of the securities of the Company of any class included in such Registration Statement (or any security the value of which is determined with reference to the value of such securities), including a sale pursuant to Rule 144A or Rule 144 under the Securities Act (except as part of such Company-initiated registration), during the 15-day period prior to, and during the 90-day period beginning on the date of effectiveness of each Company-initiated offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, that such 90-day period shall be extended by the number of days from (and including) the date of the giving of any notice pursuant to Section 3(d) or (e) hereof to (and including) the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 3(e) hereof.

         (j) Additional Shares. The Company, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued Common Shares of the Company or any Common Shares of the Company owned by any other shareholder or shareholders of the Company unless the underwriter or underwriters specified by the Shareholder asserts in writing that such additional shares will, in its opinion, have a significant adverse effect on the marketing of the Shareholder's Shares covered by the Registration Statement.


     4.  Indemnification.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 4 does not apply to any Shareholder with respect to any loss, liability, claim, damage or expense to the extent arising out of (1) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Shareholder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (2) such Shareholder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

         (b) Indemnification by Shareholders. Each Shareholder severally agrees to indemnify and hold harmless the Company and the other selling Shareholders, and each Person, if any, who controls the Company (including each officer and director of the Company who signed the Registration Statement) within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 4(a) hereof (except that any settlement described in Section 4 (a)(ii) shall be effected with the written consent of such Shareholder), but only insofar as such loss, claim, damage or expense arises out of or is based upon (1) any untrue statements or omissions made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Shareholder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) or (2) such Shareholder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

         (c) Conduct of Indemnification Proceedings. The indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify the indemnifying party (1) shall not relieve it from any liability which it may have under the indemnity agreement provided in paragraphs (a) or
(b) of this Section 4, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (2) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under paragraphs (a) or (b) of this Section 4. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense, and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the provisions of the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, with such consent not to be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, subject to the proviso set forth in the second sentence of this paragraph (c).

     5. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and each Shareholder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and each such Shareholder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Shareholder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to, information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5, each Shareholder shall be required to contribute the amount of any damages which such Shareholder is required to pay by reason of such untrue statement or omission, provided, however, that no Shareholder shall be required under such circumstances to pay any amount in excess of the total price at which the Registrable Shares of such Shareholder were offered to the public. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     6. No Other Obligation to Register Shares. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to a Shareholder to register all or any portion of the Registrable Shares under the Securities Act.

     7. Shareholder Representations, Warranties and Agreements. Each Shareholder, jointly and not severally, and solely on behalf of itself, represents and warrants to, and agrees with, the Company, that:

         (a) This Agreement has been duly executed and delivered by such Shareholder, and is the legal, valid and binding obligation of such Shareholder, and is enforceable as to such Shareholder in accordance with its terms. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which such Shareholder is a party, or to which any of such Shareholder's properties or assets are subject, which has not been obtained, is required for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding.

         (b) Neither such Shareholder nor any of such Shareholder's affiliates (as defined in the regulations under the Securities Act), will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

         (c) Such Shareholder shall promptly furnish to the Company any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder in connection with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein. All information to be furnished to the Company by or on behalf of such Shareholder expressly for use in connection with the preparation of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     8. Underwritten Registration. No Shareholder of Registrable Securities may participate in any underwritten registration hereunder unless such Shareholder
(i) executes and delivers the underwriting agreement or similar documents relating thereto pursuant to which such Shareholder shall agree to sell, upon the terms and subject to the conditions therein set forth, such Shareholder's Shares on the basis provided therein, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, custodial or escrow agreements and such other documents as may be necessary, advisable or required pursuant to the terms thereof or as may be from time to time reasonably requested by the underwriter or underwriters named therein, the Company, or their respective legal counsel, in connection therewith. The Company will cooperate to the extent reasonably required to permit the Shareholders to conduct an underwritten offering and will enter into customary underwriting arrangements. The Company shall have approval rights with respect to the underwriter, which approval shall not be unreasonably withheld. The Shareholders shall be entitled to no more than two underwritten offerings in any year.

     In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

     9. Survival of Representations and Agreements. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements, including the indemnity and contribution agreements contained in Sections 4 and 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Shareholder or any Person which is entitled to be indemnified under Section 4 hereof, and shall survive termination of this Agreement.

     10. Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or waived without the prior written consent of the Company and the Shareholders.

     11. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid, or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 3(c), a Shareholder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

 If to the Company:        Crescent Real Estate Equities Company
                           c/o Crescent Real Estate Equities Limited Partnership
                           777 Main Street, Suite 2700
                           Fort Worth, Texas 76102

                           Attn:  Gerald W. Haddock, President
                           Telephone:  (817) 878-0444
                           Telecopier:  (817) 878-0429

 with copies to:           Crescent Real Estate Equities Company
                           c/o Crescent Real Estate Equities Limited Partnership
                           777 Main Street, Suite 2700
                           Fort Worth, Texas 76102

                           Attn:  David M. Dean, Senior Vice President-Law
                           Telephone:  (817) 878-0442
                           Telecopier:  (817) 878-0429

 and to:                   Shaw, Pittman, Potts & Trowbridge
                           2300 N Street, N.W.
                           Washington, D.C. 20037
                           Attn:  Sylvia M. Mahaffey
                           Telephone:  (202) 663-8027
                           Telecopier:  (202) 663-8007

 If to the Shareholders:

In addition to the manner of notice permitted above, notices given pursuant to Sections 3(b) and 3(i) hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

     12. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto. This Agreement may not be assigned by any Shareholder, and any attempted assignment hereof by any Shareholder will be void and of no effect and shall terminate all obligations of the Company hereunder; provided, however, that any Shareholder may assign its rights hereunder to any Person who executes a counterpart of this Agreement, as the same may be amended.

     13. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

     15. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     16. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     17. No Shareholder Liability. No shareholder or other equity owner of the Company assumes any personal liability for the obligations listed herein or for the Company's performance of such obligations.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         CRESCENT REAL ESTATE EQUITIES COMPANY



                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:

                           SHAREHOLDER SIGNATURE PAGE



                                                       ------------------------
                                                       Frank J. Fertitta III




                                                       ------------------------
                                                       Lorenzo J. Fertitta




                                                       ------------------------
                                                       Blake L. Sartini

                                FIRST AMENDMENT
                        TO AGREEMENT AND PLAN OF MERGER


      This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") is dated as of February 17, 1998 and entered into by and between Station Casinos, Inc., a Nevada corporation (the "COMPANY") and Crescent Real Estate Equities Company, a Texas real estate investment trust ("CRESCENT") with reference to that certain Agreement and Plan of Merger, dated as of January 16, 1998 by and between the Company and Crescent ("MERGER AGREEMENT"). Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Merger Agreement.

                         AMENDMENTS TO MERGER AGREEMENT

      1.1 Amendment to Subsection 5.2(c). Subsection 5.2(c) of the Merger Agreement is hereby amended by deleting such subsection in its entirety and substituting for such subsection the following:

            "(c) Each of the Company and Crescent will, or will cause the appropriate party to, as soon as practicable after execution and delivery of this Agreement and in a manner designed not to delay the Closing, make all filings or submissions that may be required under the HSR Act. Each of the Company and Crescent will, or will cause the appropriate party to, promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any filing or submissions necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company and Crescent will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will, or will cause the appropriate party to, promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company and Crescent will keep the other apprised of the status of any such inquiry or request."

                                 MISCELLANEOUS

      2.1 Effect on Merger Agreement. On and after the date of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement, as amended by this Amendment. Except as specifically amended by this Amendment, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

      2.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto authorized as of the date first written above.


                              STATION CASINOS, INC.


                                    By: /s/ GLENN C. CHRISTENSON
                                        ----------------------------------------
                                            Glenn C. Christenson
                                            Executive Vice President, Chief
                                                Administrative Officer and Chief
                                                Financial Officer



                              CRESCENT REAL ESTATE EQUITIES COMPANY


                                    By:  /s/ DALLAS E. LUCAS
                                        ----------------------------------------
                                            Name: Dallas E. Lucas
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



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